Exhibit 3.1
CERTIFICATE OF INCORPORATION
OF
UNITEDHEALTH GROUP INCORPORATED
The undersigned does hereby make and acknowledge this Certificate of Incorporation for the purpose of forming a business corporation pursuant to Section 102 of the General Corporation Law of the State of Delaware.
ARTICLE I
NAME
The name of the corporation is UnitedHealth Group Incorporated (the “Corporation”).
ARTICLE II
REGISTERED OFFICE AND REGISTERED AGENT
The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.
ARTICLE III
CORPORATE PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).
ARTICLE IV
CAPITAL STOCK
(a) The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 3,010,000,000, consisting of 3,000,000,000 shares of Common Stock, $0.01 par value per share, and 10,000,000 shares of Preferred Stock, $0.001 par value per share.
(b) Common Stock

1.
General. The holders of the Common Stock shall have and possess all rights as shareholders of the Corporation, except if such rights may be limited by the preferences, rights, limitations, and restrictions of the Preferred Stock.

2.
Voting. Except as provided by law or this Certificate of Incorporation, the holders of the Common Stock are entitled to one vote for each share held for the election of directors and on all matters submitted to a vote of shareholders of the Corporation. There shall be no cumulative voting.

3.
Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

4.
Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its shareholders, subject to any preferential rights of any then outstanding Preferred Stock.

(c) Preferred Stock
Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions, to provide for the issuance of shares thereof and, by filing such resolutions in a certificate of designation pursuant to the DGCL, to determine and fix the number of shares to be included in such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.
ARTICLE V
ELECTION OF DIRECTORS
(a)    Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
(b)    Subject to the rights, if any, of the holders of one or more series of Preferred Stock, voting separately by series to elect directors in accordance with the terms of such Preferred Stock, each director shall be elected by the vote of a majority of the votes cast with respect to the director at a meeting of shareholders called for such purpose at which a quorum is present. For purposes of this paragraph (b), “a majority of the votes cast” means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director.
(c)    Notwithstanding paragraph (b) of this Article V, directors shall be elected by a plurality of the votes present and entitled to vote on the election of directors at any such meeting for which the number of nominees (other than nominees withdrawn on or before the day preceding the date the Corporation first mails its notice for such meeting to the shareholders) exceeds the number of directors to be elected.
ARTICLE VI
AMENDMENT OF BYLAWS; DIRECTOR ACTION BY WRITTEN CONSENT
(a) Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.
(b) Director Action By Written Consent. In accordance with Section 141(f) of the DGCL, the Board of Directors of the Corporation is expressly authorized to act by unanimous written consent in lieu of a meeting, provided the writing is filed with the minutes.
ARTICLE VII
SHAREHOLDER ACTION BY WRITTEN CONSENT
(a) Action by Written Consent. All actions required or permitted to be taken by shareholders at an annual or special meeting of shareholders of the Corporation may be taken without a meeting by the written consent of the holders of capital stock of the Corporation entitled to vote provided that no such action may be effected except in accordance with the provisions of this Article VII, the Bylaws of the Corporation, and applicable law.
(b) Request for Record Date. The record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article VII. Any shareholder seeking to have the shareholders authorize or take corporate action by written consent without a meeting shall request that a record date be fixed for such purpose by written notice addressed to the secretary of the Corporation and delivered to the Corporation and signed by a shareholder or shareholders holding ten percent (10%) or more of the voting power of the shares entitled to vote on the matter, except that such written notice for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, shall be signed and delivered by a shareholder or shareholders holding twenty‑five percent (25%) or more of the voting power of the shares entitled to vote on the matter. The written notice must contain the information set forth in paragraph (c) of this Article VII. Following delivery of the notice, the Board of Directors shall, by the later of (i) ten (10) days after delivery of a valid request to set a record date and (ii) five (5) days after delivery of any information requested by the Corporation to determine the validity of the request for a record date or to determine whether the action to which the request relates may be effected by written consent, determine the validity of the request and whether the request relates to an action that may be taken by written consent pursuant to this Article VII and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the request has been determined to be valid and to relate to an action that may be effected by written consent pursuant to this Article VII or if no such determination shall have been made by the date required by this Article VII, and in either event no record date has been fixed by the Board of Directors, the record date shall be the first date on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to the Corporation in the manner described in paragraph (g) of this Article VII; provided, that if prior action by the Board of Directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(c) Notice Requirements. Any notice required by paragraph (b) of this Article VII (i) must be delivered by a shareholder or shareholders holding ten percent (10%) or more of the voting power of the shares entitled to vote on the matter, or if the purpose of the proposed shareholder written consent is to consider any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, by a shareholder or shareholders holding twenty‑five percent (25%) or more of the voting power of the shares entitled to vote on the matter (with evidence of such ownership attached to the notice), (ii) must describe the action proposed to be taken by written consent of shareholders and (iii) must contain (a) such information and representations, to the extent applicable, then required by Section 2.11, Section 3.03 or any other applicable sections of the Corporation’s Bylaws as though such shareholder was intending to make a nomination or to bring any other matter before a meeting of shareholders and (b) the text of the proposal(s) (including the text of any resolutions to be adopted by written consent of shareholders and the language of any proposed amendment to the bylaws of the Corporation). The Corporation may require the shareholder(s) submitting such notice to furnish such other information as may be requested by the Corporation to determine the validity of the request for a record date and to determine whether the request relates to an action that may be effected by written consent under this Article VII. In connection with an action or actions proposed to be taken by written consent in accordance with this Article VII, the shareholders seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, as required by Section 2.11, Section 3.03 or any other applicable section of the Corporation’s Bylaws.
(d) Actions Which May Be Taken by Written Consent. Shareholders are not entitled to act by written consent if (i) the action relates to an item of business that is not a proper subject for shareholder action under applicable law, (ii) the request for a record date for such action is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (iii) an annual or special meeting of shareholders that included an item of business substantially the same as or substantially similar to such action (“Similar Item”) was held not more than one hundred twenty (120) days before such request for a record date was received by the secretary of the Corporation, (iv) a Similar Item is to be included in the Corporation’s notice as an item of business to be brought before a meeting of the shareholders that is to be called within forty (40) days after the request for a record date is received and held as soon as practicable thereafter or (v) such record date request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”) or other applicable law. For purposes of this paragraph (d), the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors. The Board of Directors shall determine in good faith whether a record date is required to be set under the provisions of this Article VII.

(e) Manner of Consent Solicitation. Shareholders may take action by written consent only if consents are solicited by the shareholder or group of shareholders seeking to take action by written consent of shareholders from all holders of capital stock of the Corporation entitled to vote on the matter pursuant to a consent solicitation conducted pursuant to Regulation 14A of the Exchange Act, without reliance upon the exemption contained in Rule 14a‑2(b)(2) of the Exchange Act and in accordance with this Article VII and applicable law.
(f) Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (g) as a “Consent”) must bear the date of signature of each shareholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by paragraph (g) of this Article VII and not later than one hundred twenty (120) days after the record date, Consents signed by a sufficient number of shareholders to take such action are so delivered to the Corporation.
(g) Delivery of Consents. No Consents may be dated or delivered to the Corporation or its registered office in the State of Delaware until 50 days after the record date. Consents must be delivered to the Corporation by delivery to its registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to the Corporation of Consents, the secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, shall provide for the safe‑keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by written consent as the secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the shareholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent; provided, however, that if the action to which the Consents relate is the removal or replacement of one or more members of the Board of Directors, the secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors (“Inspectors”) with respect to such Consent and such Inspectors shall discharge the functions of the secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, as the case may be, under this Article VII. If after such investigation the secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of shareholders and the Consents shall be filed in such records. In conducting the investigation required by this section, the secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.
(h) Effectiveness of Consent. Notwithstanding anything in this Certificate of Incorporation or the DGCL to the contrary, no action may be taken by the shareholders by written consent except in accordance with this Article VII. If the Board of Directors shall determine that any request to fix a record date or to take shareholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, this Article VII, or the shareholder or shareholders seeking to take such action do not otherwise comply with this Article VII, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. No action by written consent without a meeting shall be effective until such date as the secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate, or the Inspectors, as applicable, certify to the Corporation that the Consents delivered to the Corporation in accordance with paragraph (g) of this Article VII, represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the DGCL and this Certificate of Incorporation.
(i) Challenge to Validity of Consent. Nothing contained in this Article VII shall in any way be construed to suggest or imply that the Board of Directors of the Corporation or any shareholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the secretary of the

Corporation, such other officer of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(j) Board‑solicited Shareholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, (i) none of the foregoing provisions of this Article VII shall apply to any solicitation of shareholder action by written consent by or at the direction of the Board of Directors and (ii) the Board of Directors shall be entitled to solicit shareholder action by written consent in accordance with applicable law.
ARTICLE VIII
COMPROMISE OR ARRANGEMENT BETWEEN CORPORATION
AND CREDITORS
Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three‑fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.
ARTICLE IX
LIMITATION ON LIABILITY
To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Neither any amendment nor repeal of this Article, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE X
INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.
A right to indemnification or to advancement of expenses arising under a provision of this Certificate of Incorporation or a bylaw of the Corporation shall not be eliminated or impaired by an amendment to this Certificate of Incorporation or the Bylaws of the Corporation after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
ARTICLE XI
CHOICE OF FORUM
The Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the United States District Court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Corporation to the Corporation or to the Corporation’s shareholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Corporation’s Certificate of Incorporation or Bylaws, or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XI.
ARTICLE XII
INCORPORATOR
The name and mailing address of the Incorporator are as follows:
The incorporator is Dannette L. Smith, whose address is 9900 Bren Road East, Minnetonka, Minnesota 55343.
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I, THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make, file and record this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true and, accordingly, have hereunto set my hand this 1st day of July, 2015.

/s/ Dannette L. Smith
Dannette L. Smith
Sole Incorporator